UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 30, 2019

NESCO HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6714 Pointe Inverness Way, Suite 220 Fort Wayne, Indiana	46804
(Address of principal executive offices)	(Zip code)

(800) 252-0043

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $0.0001 par value	NSCO	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	NSCO WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 31, 2019 (the “Closing Date”) Nesco Holdings, Inc. (formerly known as Capitol Investment Corp. IV (prior to the consummation of the Transactions (as defined below), “Capitol”), consummated the previously announced transactions (the “Transactions”) pursuant to that certain Agreement and Plan of Merger, dated as of April 7, 2019 (as subsequently amended by that certain Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 10, 2019), by and among Capitol, Capitol Intermediate Holdings, LLC, Capitol Investment Merger Sub 1, LLC, Capitol Investment Merger Sub 2, LLC, NESCO Holdings, LP and NESCO Holdings I, Inc.

In connection with the consummation of the Transactions and in accordance with Section 388 of the Delaware General Corporation Law and the Cayman Islands Companies Law (2018 Revision), Capitol redomesticated as a Delaware corporation (the “Domestication”) on July 30, 2019. In connection with the Domestication, Capitol changed its name to “Nesco Holdings, Inc.”  We refer to Capitol following the effectiveness of the Domestication as “Nesco.” Unless the context otherwise requires, “we,” the “Company” and “Nesco” refer to Nesco Holdings, Inc. and its subsidiaries.

Item 8.01	Other Events.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), the shares of common stock, par value $0.0001 per share, of Nesco (the “Common Stock”), and the warrants to purchase such shares of common stock of Nesco (the “Warrants”), as the successor to Capitol following the Domestication, are deemed to be registered under Section 12(b) of the Exchange Act. Upon the effectiveness of the Domestication, the CUSIP numbers relating to the Common Stock and Warrants changed to 64083J 104 and 64083J 112, respectively. The Common Stock began trading August 1, 2019, on the New York Stock Exchange under the symbol “NSCO”.

As described in Item 2.01 of the Company’s Current Report on Form 8-K filed August 1, 2019, in connection with the Domestication, Capitol’s outstanding ordinary shares were automatically converted by operation of law, on a one-for-one basis, into shares of Common Stock. Consequently, each holder of a Capitol ordinary share held a share of Common Stock immediately after the Domestication representing the same proportional equity interest in Nesco as that shareholder held in Capitol immediately prior to the Domestication, subject to forfeitures by certain Capitol sponsors in connection with the Transactions. Similarly, Capitol’s outstanding warrants converted by operation of law into the same number of Warrants to purchase shares of Common Stock on the same terms as were contained in such warrants prior to the Domestication, subject to forfeitures by certain Capitol sponsors in connection with the Transactions.

Holders of Capitol’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that Capitol has changed its name to Nesco Holdings, Inc. and that Nesco Holdings, Inc. is the successor to Capitol.

Information relating to the Common Stock and related stockholder matters, including certain tax matters, is described in the final prospectus and definitive proxy statement filed with the Securities and Exchange Commission on June 24, 2019 (as supplemented on June 24, 2019 and July 11, 2019) in the sections entitled “Description of Capitol’s Securities After the Transaction”, “Information on Capitol’s Securities and Dividends” and “The Business Combination Proposals — U.S. Federal Income Tax Considerations” on pages 167, 171 and 60, respectively, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2019	Nesco Holdings, Inc.

	By:	/s/ Bruce Heinemann
	Name:	Bruce Heinemann
	Title:	Chief Financial Officer and Secretary

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